                                                                    EXHIBIT 10.6

Mr. Neil McManus

Managing Director

BAE Systems

Building 90

Prestwick International Airport

Ayrshire KA9 2TW



20 March, 2006



Dear Neil,

Further to our recent telephone conversation, I am now pleased to be able to offer you the post of Vice President and Managing Director for Spirit AeroSystems (Europe) Limited starting on 31 March 2006 at a salary of (pound)105,000.00 per annum on the terms set out in the attached Statement of Terms and Conditions of Employment.

If the terms of this offer are acceptable, please sign and date the enclosed copy of the Statement on page 9 return it to me. A stamped addressed envelope is enclosed for this purpose.

I look forward to with you.

Yours sincerely


                                             /s/ Jan Nicolson
---------------------------                  --------------------------------

Ron Brunton                                  Jan Nicolson

Chief Operating Officer                      Sr. Vice President Human Resources

Spirit AeroSystems, Inc.                     Spirit AeroSystems, Inc.

                 STATEMENT OF TERMS AND CONDITIONS OF EMPLOYMENT



1.    COMMENCEMENT OF EMPLOYMENT

Your employment starts on the date stated in the letter offering you employment (offer letter) (or such other date as may be agreed) and that date shall be the date from which your period of continuous employment shall be calculated (unless the offer letter states that it is to be calculated from an earlier date).

2.    JOB TITLE

Your job title and the person to whom you are to report are stated in your offer letter but, in addition to your normal duties, you may be required to undertake other duties from time to time. The Company reserves the right to change your job title and to vary your duties if the needs of the Company's business so require. The Company may also change your reporting line in accordance with the needs of its business from time to time.

3.    PLACE OF WORK

Your normal place of work will be Spirit AeroSystems (Europe) Limited, Prestwick International Airport, Ayrshire, United Kingdom, but the Company reserves the right to require you to work elsewhere if the interests of the Company's business so require.

4.    SALARY

Your salary per annum at the start of your employment is as stated in your offer letter. It shall be paid monthly in arrears in equal instalments into a Bank or Building Society account nominated by you on or about the fifteenth day of each calendar month. [Unless your offer letter states otherwise, you will not be entitled to payment for overtime.]

5.    EXPENSES

The Company shall refund to you out of pocket expenses properly and reasonably incurred by you (including travelling and entertainment expenses) in or about the performance of your duties provided you submit expense claims for approval at weekly intervals supported by all appropriate vouchers and in accordance with the Company's expense reimbursement policy applicable from time to time.

6.    HOURS OF WORK

The Company's standard working week is [35] hours per week (Monday to Friday [9.30 am to 5.30 pm] exclusive of one hour lunch break). You are required to work such additional hours as may be necessary for the proper performance of your duties and the proper functioning of the business.

7.    HOLIDAY AND HOLIDAY PAY

(a) You will be entitled to 25 working days paid annual holiday to be taken at times approved of by and agreed with the Company in advance. The holiday year is 1st January to 31st December]. No more than [10] days may normally be taken at one time.

(b) In addition to annual holiday, you will also be entitled to all public holidays applicable to England and Wales and will be paid in respect of these days. [The Company may require you to work on a public holiday if the needs of the business require it but in this event you will be granted a compensatory day's holiday.]

(c) If you start or leave your employment during a holiday year, your holiday entitlement in respect of that year will be calculated at the rate of [1.67] days for each complete month of service.

(d) Upon termination of your employment you will be entitled to pay in lieu of any unused holiday entitlement or required to repay to the Company pay received for holiday taken in excess of your holiday entitlement. Any sums so due to the Company may be deducted from any money owing to you by the Company. For the purpose of calculating pay due to you or owed by you to the Company, one days pay shall be calculated at the rate of 1/260th of your annual salary.

8.    MATERNITY PATERNITY AND ADOPTION LEAVE AND PAY

Statutory Maternity Paternity and Adoption Leave (as appropriate) will be given and Statutory Maternity Paternity or Adoption Pay (as appropriate) will be paid to qualifying employees subject to and in accordance with the relevant statutory rules.

9.    ABSENCE OTHER THAN THROUGH SICKNESS, HOLIDAYS AND MATERNITY

Normally, additional time off will only be granted exceptionally and without pay. However, the Company may at its discretion give additional time off with pay (less any allowances which you may be entitled to receive from a third party in respect of the absence) where the absence is to be for a substantial reason (eg bereavement and funeral of a very close relative or the need to attend court as a witness or juryman). You will not be paid for days of unauthorised absence.

10.   PENSION

You are eligible to become a member of the Company's Pension Scheme, subject to the terms of its trust deed and rules from time to time in force. A contracting-out certificate is not currently in force in respect of your employment. The Company may deduct from any monies due to you from the Company any contributions you may be liable to make in respect of the Scheme. The Company reserves the right to amend, vary or discontinue the Scheme at any time in appropriate circumstances.

11.   COMPANY CAR

You are eligible to receive a Company car allowance in the amount of (pound)10,000.00 per month.

12.   TERMINATION OF EMPLOYMENT

(a) Your employment may be terminated by written notice given by the Company or you as follows:

      (i) 6 month's minimum notice required by the Company for reasons other than gross misconduct.

      (ii)  3 month's minimum notice required by yourself.

(b) In respect of any period when notice is running the Company reserves the right to suspend you and/or to exclude you from Company premises. During any period of suspension or exclusion you will be paid and be entitled to benefits as if you were working normally.

(c) No notice or payment in lieu of notice will be given where the Company is entitled to dismiss you on a summary basis. The Company reserves the right to suspend you with pay from duty in connection with the investigation of any misconduct or gross neglect by you.

(d) Your employment will automatically terminate without the need for prior notice upon your attaining the age of 65 if you are still in the Company's employment immediately before your 65th birthday.

(e) On the termination of your employment you must return all Company property including, but not limited to, any Company equipment, computer discs, books, keys, documents, correspondence, records, credit cards and passes which are in your possession or under your control and, if required to do so by the Company, sign a declaration that you have complied with these obligations.

(f) You shall not at any time after the termination of your employment represent yourself as being interested in or employed by or in any way connected with the Company or any Associated Company.

(g) You shall not for a period of [12] months after the termination of your employment either alone or jointly with or on behalf of any person directly or indirectly solicit or entice away or endeavour to solicit or entice away from the Company any person who at the date of termination of your employment or at any time in 12 months prior to that date is employed by the Company and with whom you have worked during the course of your employment.

13.   COMPANY PROPERTY

All Company property issued to you and entrusted to your care, [including any Company vehicle,] must be maintained in good order (at the Company's expense) and must be returned by you as required. You may not remove from the Company's premises any Company property without the prior written authorization of your Manager.

14.   INTELLECTUAL PROPERTY

[(a) It is foreseen that you may create make or discover Intellectual Property in the course of your duties and in this respect you have a special obligation to further the interests of the Company.

(b) Subject to the relevant provisions of the Patents Act 1977 the Registered Designs Act 1949 and the Copyright Designs and Patents Act 1988, if at any time in the course of your employment you create make or discover or participate in the creation making or discovery of any Intellectual Property you must immediately disclose full details of such Intellectual Property to the Company and at the request and expense of the Company you must from time to time do all things and execute all deeds and documents which may be necessary or desirable for obtaining appropriate forms of protection for the Intellectual Property in such parts of the world as may be specified by the Company and for vesting all rights in the same in the Company or its nominee and for perfecting the power of attorney specified in paragraph 21(c) below.

(c) You irrevocably appoint the Company to be your attorney in your name and on your behalf to sign execute or do any instrument or thing and generally to use your name for the purpose of giving the Company or its nominee the full benefit of the provisions of paragraph 21(b) above and in favour of any third party a certificate in writing signed by any director or the secretary of the Company that any instrument or act falls within the authority conferred by this paragraph shall be conclusive evidence that such is the case.

(d) You waive all moral rights (as defined in the Copyright Designs and Patents Act 1988) in respect of any acts of the Company or any acts of third parties done with the Company's authority in relation to any Intellectual Property which is the property of the Company by virtue of paragraph 21(b) above.

(e) If at any time during the period of your employment you shall create make or discover any Intellectual Property other than in the course of your employment you must immediately disclose full details of such Intellectual Property to the Company who shall have the right to acquire for itself or its nominee such Intellectual Property within 3 months after notification on fair and reasonable terms to be agreed or as settled by a single arbitrator.

(f) All rights and obligations in respect of Intellectual Property created made or discovered by you during your employment shall continue in full force and effect after the termination of your employment and shall be binding upon your personal representatives.

(g) The term "Intellectual Property" means letters patent, trade marks, service marks, designs, copyrights, utility models, design rights, applications for registration of any of the foregoing and the right to apply for them in any part of the world, inventions, drawings, computer programs, Confidential Information, know-how and rights of like nature arising or subsisting anywhere in the world in relation to all of the foregoing whether registered or unregistered.]

15.   CONFIDENTIALITY

(a) You acknowledge that the Company possess and will continue to possess confidential information which is of commercial value to the business of the Company and that your employment creates a relationship of confidence and trust between you and the Company in respect thereof.

(b) You must not (other than in the proper performance of your duties or without the written consent of the Company or unless ordered by a court of competent jurisdiction) at any time whether during the continuance of your employment or after its termination disclose or communicate to any person or use for your own benefit or the benefit of any person other than the Company or any Associated Company any Confidential Information which may come to your knowledge in the course of your employment and you shall during the continuance of your employment use your best endeavours to prevent the unauthorised publication or misuse of any confidential information provided that such restrictions shall cease to apply to any confidential information which may enter the public domain other that through your default.

(c) All notes and memoranda of any trade secret or confidential information concerning the business of the Company and the Associated Companies or any of its or their suppliers, agents, distributors, customers or others which shall have been acquired received or made by you during the course of your employment shall be the property of the Company and shall be surrendered by you to someone duly authorised in the behalf at the termination of your employment or at the request of the Company at any time during the course of your employment.

(d) [The term "confidential information" includes but is not limited to the matters set out in the Appendix to these Terms and Conditions of Employment.]

16.   OTHER ACTIVITIES

You may not without the Company's written consent engage in any other trade or business. The Company will not unreasonably refuse to consent to your undertaking such activity if it does not, in its reasonable judgment, detract from your capacity to fulfil your duties and is not prejudicial to the Company's interests. The Company reserves the right to withdraw an approval but will not do so unreasonably. This paragraph does not affect your right to participate in public affairs.

17.   HEALTH AND SAFETY

You will comply with the Company's safety and security procedures and observe in full the requirements of all Health and Safety legislation.

18.   CHANGES TO YOUR TERMS OF EMPLOYMENT

The Company reserves the right to make reasonable changes to any of your terms and conditions of employment. Any major changes will be notified to you in writing and minor ones by notice [on the Company notice board.]

19.   OTHER MATTERS

(a) The Company shall be entitled at any time during your employment or on its termination to deduct from your salary or any other sums due to you from the Company any monies due from you to the Company in respect of any overpayment of any kind made to you or in respect of any debt or other sum due from you.

(b) References in these Terms and Conditions to "Associated Company" and "Associated Companies" are references to any company which is a holding company or a subsidiary of the company or a subsidiary of the Company' s holding company [as defined in s736 Companies Act 1985].

(c)   There are no collective agreements applicable to your employment.

(d)   The terms of your employment shall be governed by English Law.


I accept the terms set out above.


Signed   /s/  Neil McManus
         -------------------------------

         Neil McManus

Dated    29/3/06
         -------------------------------